EXHIBIT 5.0

                       OPINION OF IGLER & DOUGHERTY, P.A.
                      REGARDING LEGALITY OF SHARES OF CCBI

                             IGLER & DOUGHERTY, P.A.

                                Attorneys at Law
                              1501 PARK AVENUE EAST
                           TALLAHASSEE, FLORIDA 32301
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
Winter Park Office                                                                                    Tampa Office
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Federal Trust Bank Building                  (850) 878-2411 TELEPHONE                           Park Tower - Suite 2625
1211 Orange Avenue                           (850) 878-1230 FACSIMILE                           400 North Tampa Street
Winter Park, Florida 32789                                                                       Tampa, Florida 33602
(407) 647-0822 - Telephone                REPLY TO: TALLAHASSEE OFFICE                        (813) 307-0510 - Telephone
(407) 647-8089 - Facsimile                                                                    (813) 307-0415 - Facsimile
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                                  March 9, 1998




Board of Directors
Citizens Community Bancorp, Inc.
650 East Elkcam Circle
Marco Island, Florida  34145

Gentlemen:

         As corporate counsel for Citizens Community Bancorp, Inc. (ACompany@) we have been requested to provide our opinion concerning certain matters of Florida law relating to the issuance and registration of shares of common stock by the Company in connection with the Company's filing of a Form SB-2 Registration Statement with the Securities and Exchange Commission.

         In connection with our opinion, we have reviewed the Company's 1995 Amended and Restate Articles of Incorporation filed with the Florida Secretary of State ("Articles of Incorporation"), its Bylaws, the Registration Statement to be filed on Form SB-2 with the Securities and Exchange Commission in connection with the registration of shares of Company common stock, and the stock certificates of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents supplied to us as copies and the accuracy and completeness of all corporate records. We have relied upon, as to the factual matters, written statements and other documents from officers of the Company, public officials and government agencies and departments, and we have assumed the accuracy and authenticity of such certificate and documents.

         Based upon and subject to the foregoing, and limited in all respects to matters of Florida law, it is our opinion that:

         1. The Company has been duly organized and is validly existing in good standing as a corporation under the laws of Florida, with corporate power and authority to own its property and conduct business as described in the Form SB-2 Registration Statement; and



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Board of Directors

March 9, 1998
Page 3


         2. The shares of the Company common stock to be issued in connection with the form SB-2 Registration Statement, have been duly authorized and will constitute validly issued, fully paid and non-assessable shares, with no personal liability for the payment of the Company debts arising by virtue of the ownership thereof.

         We assume no obligation to advise you of any events that occur subsequent to the date of the opinion. We understand that you may wish to include this Opinion as an exhibit to the Form SB-2 Registration Statement, and we consent to such inclusion. Furthermore, we consent to the references to this firm's name in the Company's Prospectus and any and all amendments thereto.

                                   Sincerely,
                                                     IGLER & DOUGHERTY, P.A.



                                                     /s/ Igler & Dougherty, P.A.